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                                                                    Exhibit 1.01


                                9,500,000 SHARES

                          ENTERCOM COMMUNICATIONS CORP.

                 CLASS A COMMON STOCK, PAR VALUE $.01 PER SHARE



                             UNDERWRITING AGREEMENT


                                                       Dated: September __, 1999



CREDIT SUISSE FIRST BOSTON CORPORATION
DEUTSCHE BANK SECURITIES INC.
GOLDMAN, SACHS & CO.
MORGAN STANLEY & CO. INCORPORATED

  As Representatives of the Several Underwriters,
    c/o Credit Suisse First Boston Corporation,
          Eleven Madison Avenue,
          New York, N.Y. 10010-3629

Ladies and Gentlemen:

         1. Introductory. Entercom Communications Corp., a Pennsylvania corporation (the "Company"), proposes to issue and sell 8,000,000 shares of its Class A Common Stock, par value $.01 per share (the "Securities"), and the shareholders listed in Schedule A hereto (the "Firm Selling Shareholders") propose severally to sell an aggregate of 1,500,000 outstanding shares of the Securities (such 9,500,000 shares of Securities collectively being hereinafter referred to as the "Firm Securities"). The Company also proposes to sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 1,000,000 additional shares of its Securities, certain of the Firm Selling Shareholders also propose to sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 225,000 additional shares of the Company's Securities and Chase Equity Associates, L.P. (the "Optional Selling Shareholder") also proposes to sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 200,000 shares of the Securities, in each case as set forth below (such additional shares being hereinafter referred to as the "Optional Securities"). The Firm Securities and the Optional Securities are herein collectively called the "Offered Securities," and the Firm Selling Shareholders and the Optional Selling Shareholder are herein collectively called the "Selling Shareholders." The Company and the


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Selling Shareholders hereby agree with the several Underwriters named in
Schedule B hereto (the "Underwriters") as follows:

         2. Representations and Warranties of the Company and the Selling Shareholders. (a) The Company represents and warrants to, and agrees with, the several Underwriters and the Selling Shareholders that:

              (i) A registration statement (No. 333-86397) relating to the Offered Securities, including a form of prospectus, has been filed with the Securities and Exchange Commission (the "Commission") and either
         (A) has been declared effective under the Securities Act of 1933, as amended (the "Act") and is not proposed to be amended or (B) is proposed to be amended by amendment or post-effective amendment. If such registration statement (an "initial registration statement") has been declared effective, either (A) an additional registration statement (an "additional registration statement") relating to the Offered Securities may have been filed with the Commission pursuant to Rule 462(b) ("Rule 462(b)") under the Act and, if so filed, has become effective upon filing pursuant to such Rule and all the Offered Securities have been duly registered under the Act pursuant to the initial registration statement and, if applicable, the additional registration statement or (B) such an additional registration statement is proposed to be filed with the Commission pursuant to Rule 462(b) and will become effective upon filing pursuant to such Rule and upon such filing all the Offered Securities will have been duly registered under the Act pursuant to the initial registration statement and such additional registration statement. If the Company does not propose to amend the initial registration statement or if an additional registration statement has been filed and the Company does not propose to amend it, and if any post-effective amendment to either such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent amendment (if any) to each such registration statement has been declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c) ("Rule 462(c)") under the Act or, in the case of the additional registration statement, Rule 462(b). For purposes of this Agreement, "Effective Time" with respect to the initial registration statement or, if filed prior to the execution and delivery of this Agreement, the additional registration statement means (A) if the Company has advised the Representatives that it does not propose to amend such registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c), or (B) if the Company has advised the Representatives that it proposes to file an amendment or post-effective amendment to such registration statement, the date and time as of which such registration statement, as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the Commission. If an additional registration statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representatives that it proposes to file one, "Effective Time" with respect to such additional registration statement means the date and time as of which such registration statement is filed and becomes effective pursuant to Rule 462(b). "Effective Date" with


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         respect to the initial registration statement or the additional registration statement (if any) means the date of the Effective Time thereof. The initial registration statement, as amended at its Effective Time, including all information contained in the additional registration statement (if any) and deemed to be a part of the initial registration statement as of the Effective Time of the additional registration statement pursuant to the General Instructions of the Form on which it is filed and including all information (if any) deemed to be a part of the initial registration statement as of its Effective Time pursuant to Rule 430A(b) ("Rule 430A(b)") under the Act, is hereinafter referred to as the "Initial Registration Statement." The additional registration statement, as amended at its Effective Time, including the contents of the initial registration statement incorporated by reference therein and including all information (if any) deemed to be a part of the additional registration statement as of its Effective Time pursuant to Rule 430A(b), is hereinafter referred to as the "Additional Registration Statement." The Initial Registration Statement and the Additional Registration Statement are hereinafter referred to collectively as the "Registration Statements" and individually as a "Registration Statement." The form of prospectus relating to the Offered Securities, as first filed with the Commission pursuant to and in accordance with Rule 424(b) ("Rule 424(b)") under the Act or (if no such filing is required) as included in a Registration Statement, is hereinafter referred to as the "Prospectus." No document has been or will be prepared or distributed in reliance on Rule 434 under the Act.

              (ii) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement: (A) on the Effective Date of the Initial Registration Statement, the Initial Registration Statement conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission ("Rules and Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (B) on the Effective Date of the Additional Registration Statement (if any), each Registration Statement conformed or will conform, in all material respects to the requirements of the Act and the Rules and Regulations and did not include, or will not include, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (C) on the date of this Agreement, the Initial Registration Statement and, if the Effective Time of the Additional Registration Statement is prior to the execution and delivery of this Agreement, the Additional Registration Statement each conforms, and at the time of filing of the Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the Additional Registration Statement in which the Prospectus is included, and on each Closing Date (as hereinafter defined) each Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the Rules and Regulations, and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which such statements were made) not misleading. If the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement: on the Effective Date of the Initial Registration


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         Statement, the Initial Registration Statement and the Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations, neither of such documents will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which such statements were made) not misleading, and no Additional Registration Statement has been or will be filed. The two preceding sentences do not apply to statements in or omissions from a Registration Statement or the Prospectus based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(c) hereof.

              (iii) The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the Commonwealth of Pennsylvania, with power and authority (corporate and other) to own, lease or operate its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation and is in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the condition (financial or other), business, properties, prospects or results of operations ("Material Adverse Effect") of the Company and its subsidiaries taken as a whole.

              (iv) Each subsidiary of the Company has been duly incorporated or organized, as the case may be, and is validly existing and in good standing under the laws of the jurisdiction of its organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and each subsidiary of the Company is duly qualified to do business as a foreign corporation, limited liability company or business trust, as applicable, and is in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect on the Company and its subsidiaries taken as a whole; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued, is fully paid and nonassessable and is owned of record and beneficially by the Company or by a subsidiary of the Company; and the capital stock or other equity interest of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects, except as disclosed in the Prospectus.

              (v) The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and conform to the description thereof contained in the Prospectus; and the shareholders of the Company have no preemptive rights with respect to the Offered Securities and, except as described in the Prospectus, there are no outstanding options, warrants or other rights calling for the issuance of, or any commitment, plan or arrangement to issue, any shares of capital stock of the Company or any subsidiary thereof or any security convertible into or


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         exchangeable or exercisable for any capital stock of the Company or any subsidiary thereof.

              (vi) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with this offering.

              (vii) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

              (viii) The Securities have been approved for listing on The New York Stock Exchange subject to official notice of issuance.

              (ix)Except as disclosed in the Prospectus, no consent, approval, authorization, or order of, or filing with, any governmental agency or body (including, without limitation, the Federal Communications Commission (the "FCC")) or any court is required to be obtained or made by the Company for the consummation by the Company of the transactions contemplated by this Agreement in connection with the offer and sale of the Offered Securities by the Company, except such as have been obtained and made under the Act and such as may be required under state securities laws and except that a copy of this Agreement is to be filed with the FCC within 30 days of its execution.

              (x) The execution, delivery and performance of this Agreement, and the consummation of the transactions by the Company herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, assuming that in connection with the consummation of such transactions,
         (i) Joseph M. Field continues to hold in his own name and exercise voting control of the securities of the Company representing majority voting control of the Company; (ii) each purchaser of the Offered Securities is qualified under the Communications Laws to hold such interest; and (iii) not more than 25% of the capital stock of the Company in the aggregate is owned by foreign governments, alien individuals or entities or representatives thereof, except where the breach or violation would not have a Material Adverse Effect on the Company and its subsidiaries taken as a whole, or the charter or by-laws of the Company or any such subsidiary, and the Company has full power and authority (corporate and other) to


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         authorize, issue and sell the Offered Securities pursuant to this
         Agreement.

              (xi) This Agreement has been duly authorized, executed and delivered by the Company.

              (xii) Except as disclosed in the Prospectus, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Prospectus, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases or subleases with no exceptions that, individually, would materially interfere with the aggregate use of such properties in any one radio market.

              (xiii) The Company and its subsidiaries possess adequate certificates, authorities or permits and hold all necessary licenses (including, without limitation, licenses issued by the FCC) issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, license, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect on the Company and its subsidiaries taken as a whole.

              (xiv) Except as described in the Prospectus, no labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that might have a Material Adverse Effect on the Company and its subsidiaries taken as a whole.

              (xv) The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "Intellectual Property Rights") necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property Rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect on the Company and its subsidiaries taken as a whole.

              (xvi) The Company and its subsidiaries have filed all necessary federal, state, local and foreign income and franchise tax returns, except where the failure to file such returns would not have a Material Adverse Effect on the Company and its subsidiaries taken as a whole and the Company and its subsidiaries have paid all taxes shown as due thereon; and other than tax deficiencies that the Company or its subsidiaries are contesting in good faith and for which adequate reserves have been provided, there is no tax deficiency that has been asserted against the Company or its subsidiaries that would, individually or in the aggregate, have a Material Adverse Effect on the Company and its subsidiaries taken as a whole.


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              (xvii) Neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "Environmental Laws"), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would individually or in the aggregate reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries taken as a whole; and the Company is not aware of any pending investigation which might reasonably be expected to lead to such a claim.

              (xviii) Except as disclosed in the Prospectus, there are no pending actions, suits, proceedings, inquiries or investigations before or brought by any court or governmental agency or body (including, without limitation, the FCC) against or, to the knowledge of the Company, affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect on the Company and its subsidiaries taken as a whole, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the offer and sale of the Offered Securities by the Company; and no such actions, suits or proceedings are threatened or, to the Company's knowledge, contemplated.

              (xix) The financial statements included in each Registration Statement and the Prospectus (other than the Sinclair Financials, 1998 Heritage Financials, the 1997 Heritage Financials and the CBS Financials defined in paragraph (xx) below) present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the Prospectus, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; and the schedules included in each Registration Statement present fairly the information required to be stated therein; and the assumptions used in preparing the pro forma financial statements included in each Registration Statement and the Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

              (xx) After due inquiry, the Company has no reason to believe that
         (a) the financial statements and related schedules and notes of Sinclair Broadcast Group and Subsidiaries - Radio Division (the "Sinclair Financials") included in the Registration Statement and


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         Prospectus do not present fairly the consolidated financial position, results of operations and cash flows for the periods shown and changes in financial position of Sinclair Broadcast Group and Subsidiaries - Radio Division on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; (b) the financial statements and related schedules and notes of the Portland, Oregon and Rochester, New York Radio Groups of Heritage Media Services, Inc. - Broadcasting Segment (the "1998 Heritage Financials") included in the Registration Statement and Prospectus do not present fairly the consolidated financial position, results of operations and cash flows for the periods shown and changes in financial position of Portland, Oregon and Rochester, New York Radio Groups of Heritage Media Services, Inc. - Broadcasting Segment on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; (c) the financial statements and related schedules and notes of Heritage Media Services, Inc. Broadcasting Segment - a Division of Heritage Media Corporation (the "1997 Heritage Financials") included in the Registration Statement and Prospectus do not present fairly the consolidated financial position, results of operations and cash flows for the periods shown and changes in financial position of Heritage Media Services, Inc. - Broadcasting Segment - a Division of Heritage Media Corporation on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; (d) the financial statements and related schedules and notes of the Boston Radio Market of CBS Radio, Inc. (the "CBS Financials") included in the Registration Statement and Prospectus do not present fairly the consolidated financial position, results of operations and cash flows for the periods shown and changes in financial position of the Boston Radio Market of CBS Radio, Inc. on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; or (e) the Sinclair Financials, 1998 Heritage Financials, the 1997 Heritage Financials and the CBS Financials have not been prepared in accordance with generally accepted accounting principles consistently applied except as disclosed therein.

              (xxi) Since the date of the latest audited financial statements included in the Prospectus there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties, prospects or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

              (xxii) The statistical and market-related data included in the Prospectus are based on or derived from sources that the Company believes to be accurate and reliable.

              (xxiii) Each of the Company and its subsidiaries (i) make and keep accurate books and records and (ii) maintain internal accounting controls that provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain profitability for its assets, (C) access to its assets is permitted only in accordance


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         with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

              (xxiv) The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940, as amended.

              (xxv) To the knowledge of the Company, each of Deloitte & Touche LLP and Arthur Andersen LLP, which firms have examined the consolidated financial statements as set forth in their reports included in the Prospectus, is an independent public accounting firm within the meaning of the Act and the rules and regulations thereunder.

              (xxvi) The Amended and Restated Asset Purchase Agreement, dated August 20, 1999, by and among various subsidiaries of Sinclair and the Company and the Asset Purchase Agreement dated August 20, 1999, by and among various subsidiaries of Sinclair and the Company, have each been duly authorized, executed and delivered by the Company and each constitutes a validly and legally binding obligation of the Company, each enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles, and each remains in full force and effect.

         (b) Each Selling Shareholder severally represents and warrants to, and agrees with, the several Underwriters that:

              (i) On each Closing Date hereinafter mentioned, such Selling Shareholder will have valid and unencumbered title to the Offered Securities to be delivered by such Selling Shareholder on such Closing Date and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Offered Securities to be delivered by such Selling Shareholder on such Closing Date hereunder; and upon the delivery of and payment for the Offered Securities on each Closing Date hereunder, assuming that the several Underwriters shall have purchased the Offered Securities for value in good faith and without notice of any adverse claim, the several Underwriters will acquire valid and unencumbered title to the Offered Securities to be delivered by such Selling Shareholder on such Closing Date.

              (ii) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement: (A) on the Effective Date of the Initial Registration Statement, the Initial Registration Statement did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which such statements were made) not misleading, (B) on the Effective Date of the Additional Registration Statement (if any), each Registration Statement did not include, or


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         will not include, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which such statements were made) not misleading, and (C) on the date of this Agreement, the Initial Registration Statement and, if the Effective Time of the Additional Registration Statement is prior to the execution and delivery of this Agreement, the Additional Registration Statement does not include, and at the time of filing of the Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the Additional Registration Statement in which the Prospectus is included neither the Registration Statement nor the Prospectus will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which such statements were made) not misleading. If the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement: on the Effective Date of the Initial Registration Statement, neither the Initial Registration Statement nor the Prospectus will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which such statements were made) not misleading. The representations and warranties made in the two preceding sentences apply only to the extent that any statements in or omissions from a Registration Statement or the Prospectus as to each Selling Shareholder are made in reliance upon and in conformity with written information furnished to the Company by such Selling Shareholder specifically for use therein.

              (iii) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between such Selling Shareholder and any person that would give rise to a valid claim against such Selling Shareholder or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with this offering.

         3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and each Firm Selling Shareholder agree, severally and not jointly, to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company and each Firm Selling Shareholder, at a purchase price of $____ per share, the number of Firm Securities (rounded up or down, as determined by Credit Suisse First Boston Corporation ("CSFBC") in its discretion, in order to avoid fractions) obtained by multiplying 8,000,000 Firm Securities in the case of the Company and the number of Firm Securities set forth opposite the name of such Firm Selling Shareholder in Schedule A hereto, in the case of a Firm Selling Shareholder, in each case by a fraction the numerator of which is the number of Firm Securities set forth opposite the name of such Underwriter in Schedule B hereto and the denominator of which is the total number of Firm Securities.

         Certificates in negotiable form for the Offered Securities to be sold by the Firm Selling Shareholders hereunder have been placed in custody, for delivery under this Agreement, under


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Custody Agreements (the "Custody Agreements") made with John C. Donlevie, Esq., as custodian ("Custodian"). Each Firm Selling Shareholder agrees that the shares represented by the certificates held in custody for the Firm Selling Shareholders under such Custody Agreements are subject to the interests of the Underwriters hereunder, that the arrangements made by the Firm Selling Shareholders for such custody are to that extent irrevocable, and that the obligations of the Firm Selling Shareholders hereunder shall not be terminated by operation of law, whether by the death of any individual Firm Selling Shareholder or the occurrence of any other event, or in the case of a trust, by the death of any trustee or trustees or the termination of such trust. If any individual Firm Selling Shareholder or any such trustee or trustees should die, or if any other event should occur, or if any of such trusts should terminate, before the delivery of the Offered Securities hereunder, certificates for such Offered Securities shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such death or other event or termination had not occurred, regardless of whether or not the Custodian shall have received notice of such death or other event or termination.

         The Company and the Custodian will deliver the Firm Securities to the Representatives for the accounts of the Underwriters, against payment of the purchase price in Federal (same day) funds by wire transfer to an account at a bank acceptable to CSFBC designated by the Company in the case of 8,000,000 shares of Firm Securities and by the Custodian in the case of 1,500,000 shares of Firm Securities, at the office of CSFBC, Eleven Madison Avenue, New York, New York, at 10:00A.M., New York time, on _______ __, 1999, or at such other time not later than seven full business days thereafter as CSFBC and the Company determine, such time being herein referred to as the "First Closing Date." For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering; provided, however, that delivery of the certificates evidencing the Firm Shares shall be made through The Depository Trust Company ("DTC") at its offices in New York, New York. The certificates for the Firm Securities so to be delivered will be in definitive form, in such denominations and registered in such names as CSFBC requests and will be made available for checking and packaging for delivery at DTC at least 24 hours prior to the First Closing Date.

         In addition, upon written notice from CSFBC given to the Company, the Firm Selling Shareholders and the Optional Selling Shareholder from time to time not more than 30 days subsequent to the date of the Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities. Each of the Company and the Firm Selling Shareholders agrees, severally and not jointly, to sell to the Underwriters the respective number of Optional Securities (up to an aggregate of 1,225,000 shares) obtained by multiplying the number of Optional Securities specified in such notice by a fraction the numerator of which is the number of shares set forth opposite the names of such Firm Selling Shareholders in Schedule A hereto under the caption "Number of Optional Securities to be Sold" in the case of the Firm Selling Shareholders and the denominator of which is the total number of Optional Securities proposed to be sold by the Company and the Firm Selling Shareholders (subject to adjustment by CSFBC to eliminate fractions), and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. In the event that the over-allotment is exercised only in part, the Underwriters shall purchase the first 1,225,000 shares of the Optional Securities from the Company and the Firm Selling Shareholders and the Underwriters shall purchase any shares of Optional Securities (up to a total of 200,000 shares) in excess of 1,225,000 shares from the Optional Selling Shareholder. Such Optional Securities shall be purchased from the Company, the Firm Selling Shareholders or the Optional Selling Shareholder, as the case may be, for the account of each Underwriter in the same proportion as the number of Firm Securities set forth opposite such Underwriter's name bears to the total number of Firm Securities (subject to adjustment by CSFBC to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by CSFBC to the Company.



         Each time for the delivery of and payment for the Optional Securities, being herein referred to as an "Optional Closing Date," which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a "Closing Date"), shall be determined by CSFBC but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Company, the Firm Selling Shareholders and the Optional Selling Shareholder will deliver the Optional Securities being purchased on each Optional Closing Date to the Representatives for the accounts of the several Underwriters, against payment of the purchase price therefor in Federal (same day) funds by wire transfer to an account at a bank acceptable to CSFBC designated by the Company, the Firm Selling Shareholders or the Optional Selling Shareholder, as the case may be; provided, however, that delivery of the certificates evidencing the Optional Shares shall be made through DTC at its offices in New York, New York. The certificates for the Optional Securities being purchased on each Optional Closing Date will be in definitive form, in such denominations and registered in such names as CSFBC requests upon reasonable notice prior to such Optional Closing Date and will be made available for checking and packaging for delivery at DTC at a reasonable time in advance of such Optional Closing Date.

         4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Prospectus.

         5. Certain Agreements of the Company and the Selling Shareholders. The Company agrees with the several Underwriters and the Selling Shareholders and, with respect to clauses (k) and (l) below, the Selling Shareholders agree with the Company and the several Underwriters that:

              (a) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Company will file the Prospectus with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by CSFBC, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the Effective Date of the Initial Registration Statement.

         The Company will advise CSFBC promptly of any such filing pursuant to Rule 424(b). If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement and an additional registration statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of such execution and delivery, the Company will file the additional registration statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Prospectus is printed and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by CSFBC.

              (b) The Company will advise CSFBC promptly of any proposal to amend or supplement the initial or any additional registration statement as filed or the related prospectus or the Initial Registration Statement, the Additional Registration Statement (if any) or the Prospectus and will not effect such amendment or supplementation without CSFBC's consent; and the Company will also advise CSFBC promptly of the effectiveness of each Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement) and of any amendment or supplementation of a Registration Statement or the Prospectus and of the institution by the Commission of any stop order proceedings in respect of a Registration Statement and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

              (c) If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will promptly notify CSFBC of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither CSFBC's consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6 hereof.

              (d) As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the Effective Date of the Initial Registration Statement (or, if later, the Effective Date of the Additional Registration Statement) which will satisfy the provisions of
         Section 11(a) of the Act. For the purpose of the preceding sentence, "Availability Date" means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company's fiscal year, "Availability Date" means the 90th day after the end of such fourth fiscal quarter.

              (e) The Company will furnish to the Representatives copies of each Registration Statement (five of which will be signed and will include all exhibits), each related preliminary prospectus, and, so long as a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as CSFBC requests. The Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the later of the execution and delivery of this Agreement or the Effective Time of the Initial Registration Statement. All other such documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

              (f) The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as CSFBC designates and will continue such qualifications in effect so long as required for the distribution.

              (g) During the period of five years hereafter, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Securities Exchange Act of 1934, as amended, or mailed to shareholders, and (ii) from time to time, such other information concerning the Company as CSFBC may reasonably request, subject to the limitations under the Act and the Securities Exchange Act of 1934, as amended.

              (h) For a period of 90 days after the date of the offering of the Firm Securities, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any additional shares of its Securities or securities convertible into or exchangeable or exercisable for any shares of its Securities, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of CSFBC, except issuances of Securities pursuant to the conversion of Convertible Preferred Securities Term Income Deferred Equity Securities (TIDES)SM issued by Entercom Communications Capital Trust or exchanges of shares of the Company's Class B Common Stock, par value $.01 per share, or Class C Common Stock, par value $.01 per share ("Class C Common Stock"), in accordance with the terms thereof, or convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the date hereof, grants of employee stock options or restricted stock pursuant to the terms of a plan in effect on the date hereof, or issuances of, or any filing of a registration statement on Form S-8 (or any successor form) relating to, Securities pursuant to the exercise of such options or under any employee stock purchase plan in effect on the date hereof.

              (i) The Company has obtained and will deliver to CSFBC no later than the close of business on the date hereof, a lock-up agreement from each of its directors, executive officers and certain shareholders listed on Schedule C attached hereto.

              (j) The Company agrees with the several Underwriters that the Company will pay all expenses incident to the performance of the obligations of the Company and each Selling Shareholder, as the case may be, under this Agreement, for any filing fees and other expenses (including reasonable fees and disbursements of counsel) in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as CSFBC designates and the printing of memoranda relating thereto, for the filing fee incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the National Association of Securities Dealers, Inc. of the terms of the offering, for any travel expenses of the Company's officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities, and for expenses incurred in distributing preliminary prospectuses and the Prospectus (including any amendments and supplements thereto) to the Underwriters. Each Selling Shareholder agrees to pay for any transfer taxes on the sale by such Selling Shareholder of the Selling Shareholder's Offered Securities to the Underwriters.

              (k) Each Selling Shareholder agrees to deliver to CSFBC, attention: Transactions Advisory Group, on or prior to the First Closing Date (or on or prior to the Optional Closing Date, in the case of the Optional Selling Shareholder) a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

              (l) Each Selling Shareholder agrees, for a period of 90 days after the date of the offering of the Firm Securities, not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any additional shares of the Securities of the Company or securities convertible into or exchangeable or exercisable for any shares of Securities, or publicly disclose the intention to make any such offer, sale, pledge or disposal, without the prior written consent of CSFBC; provided, however, that nothing in this Section 5(l) shall prevent the Optional Selling Shareholder from converting any shares of Class C Common Stock of the Company into securities in accordance with the Company's Amended and Restated Articles of Incorporation.

         6. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Shareholders herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company and the Selling Shareholders of their respective obligations hereunder and to the following additional conditions precedent:

              (a) The Representatives shall have received a letter, dated the date of delivery thereof

         (which, if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the registration statement to be filed shortly prior to such Effective Time), of Deloitte & Touche LLP and Arthur Andersen LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect that:

                           (i) in their opinion the financial statements and
                  schedules examined by them and included in the Registration Statements comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

                           (ii) they have performed the procedures specified by
                  the American Institute of Certified Public Accountants for a review of interim financial information as described in the Statement of Auditing Standards No. 71, Interim Financial Information, on the unaudited financial statements included in the Registration Statements;

                           (iii) with respect to Deloitte & Touche LLP only, on
                  the basis of a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                                    (A) the unaudited financial statements
                           included in the Registration Statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements for them to be in conformity with generally accepted accounting principles;

                                    (B) at the date of the latest available
                           balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of this Agreement, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net assets, as compared with amounts shown on the latest balance sheet included in the Prospectus; or

                                    (C) for the period from the closing date of
                           the latest
                           income statement included in the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year, in consolidated net broadcast revenue, net income (loss) or in the total or per share amounts of consolidated income (loss) before extraordinary items;

                  except in all cases set forth in clauses (A) and (B) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                           (iii) they have compared specified dollar amounts (or
                  percentages derived from such dollar amounts) and other financial information contained in the Registration Statements (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

         For purposes of this subsection, (i) if the Effective Time of the Initial Registration Statements is subsequent to the execution and delivery of this Agreement, "Registration Statements" shall mean the initial registration statement as proposed to be amended by the amendment or post-effective amendment to be filed shortly prior to its Effective Time, (ii) if the Effective Time of the Initial Registration Statements is prior to the execution and delivery of this Agreement but the Effective Time of the Additional Registration Statement is subsequent to such execution and delivery, "Registration Statements" shall mean the Initial Registration Statement and the additional registration statement as proposed to be filed or as proposed to be amended by the post-effective amendment to be filed shortly prior to its Effective Time, and (iii) "Prospectus" shall mean the prospectus included in the Registration Statements.

                  (b) If the Effective Time of the Initial Registration Statement is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or such later date as shall have been consented to by CSFBC. If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or, if earlier, the time the Prospectus is printed and distributed to any Underwriter, or shall have occurred at such later date as shall have been consented to by CSFBC. If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of any Selling Shareholder, the Company or the Representatives, shall be contemplated by the Commission.

                  (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company or its subsidiaries which, in the judgment of a majority in interest of the Underwriters including the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities or preferred stock of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred stock of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any suspension or limitation of trading in securities generally on The New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by U.S. Federal, New York or Pennsylvania authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including the Representatives, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

                  (d) The Representatives shall have received an opinion, dated such Closing Date, of Latham & Watkins, counsel for the Company, to the effect that:

                           (i) Based solely on certificates from public
                  officials, such counsel confirms that the Company is qualified to do business in those jurisdictions set forth on Schedule A hereto;

                           (ii) Except as described in the Prospectus, to such
                  counsel's knowledge, there are no outstanding options, warrants or other rights calling for the issuance of, or any commitment, plan or arrangement to issue, any shares of capital stock of the Company or any security convertible into or exchangeable or exercisable for any capital stock of the Company;

                           (iii) Except as described in the Prospectus, to such
                  counsel's knowledge, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act;

                           (iv) No consent, approval, authorization or order of,
                  or filing with, any federal or New York court or governmental agency or body is required for the consummation of the issuance and sale of the Offered Securities by the Company pursuant to this Agreement, except such as have been obtained under the Act and such as may be required under state securities laws in connection with the purchase and distribution of such Offered Securities by the Underwriters; provided, however, that such counsel need not express an opinion as to any consents, approvals, authorizations or filings that may be required by the FCC or under the Communications Act of 1934;

                           (v) The issuance and sale of the Offered Securities
                  pursuant to this Agreement will not result in any violation by the Company of any federal or New York statute, rule or regulation known to such counsel to be applicable to the Company (other than federal or state securities laws, which are specifically addressed elsewhere therein), or in the breach of or a default under any of the agreements filed as an exhibit to the Registration Statement to which the Company or any of its subsidiaries is a party; provided, however, that such counsel need not express an opinion with respect to any requirements of the FCC or under the Communications Act of 1934;

                           (vi) The Initial Registration Statement and the
                  Additional Registration Statement, if any, have become effective under the Act, and to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings for that purpose have been initiated or, to the best of such counsel's knowledge, pending, contemplated or threatened by the Commission; and any required filing of the Prospectus pursuant to Rule 424(b) under the Act has been made in accordance with Rule 430A under the Act;

                           (vii) The Registration Statement and the Prospectus
                  comply as to form in all material respects with the requirements for registration statements on Form S-1 under the Act and the rules and regulations thereunder, it being understood that such counsel need express no opinion as to (A) the financial statements or other financial data contained in the Registration Statements or the Prospectus or (B) any requirements of the FCC or the Communications Act of 1934; and

                           (viii) The descriptions in the Registration
                  Statements and Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown, other than the description of the Pennsylvania Business Corporation Code, as to which such counsel need not express an opinion; and, to the best of such counsel's knowledge, there are no legal or governmental proceedings required to be described in the Registration Statement or the Prospectus which are not described as required or of any contracts or documents of a character required to be described in a Registration Statement or the Prospectus or to be filed as exhibits to a Registration Statement which are not described and filed as required.

                           Such counsel shall also indicate that no facts came
                  to its attention that caused it to believe that the Registration Statement, at the time it became effective or on the Closing Date, contained an untrue statement of fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, or that the Prospectus, as of its date and the Closing Date contained an untrue statement of fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                           The foregoing opinion may be limited to the federal
                  securities laws of the United States of America, the laws of the State of New York, and counsel rendering the foregoing opinion may rely as to questions of fact upon the representations of the Company set forth in this Agreement and upon certificates of officers of the Company and of government officials. In addition, counsel may state that it has made no special inquiry or investigation in respect of opinions that are rendered to the knowledge of such counsel. In addition, such counsel may include in its opinion standard and customary qualifications and limitations.

                  (e) The Representatives shall have received an opinion, dated such Closing Date, of John C. Donlevie, General Counsel to the Company, or such other counsel reasonably acceptable to the Underwriters, to the effect that:

                           (i) The Company has been duly incorporated and is an
                  existing corporation in good standing under the laws of the Commonwealth of Pennsylvania, with corporate power and authority to own its properties and conduct its business as described in the Prospectus;

                           (ii) The Offered Securities to be issued and sold by
                  the Company pursuant to this Agreement have been duly authorized and, when issued to and paid for by the Underwriters in accordance with this Agreement, will be validly issued, fully paid and nonassessable; and the shareholders of the Company have no preemptive rights with respect to the Securities under the Pennsylvania Business Corporation Law, nor do the Articles of Incorporation provide the shareholders with preemptive rights with respect to the Offered Securities;

                           (iii) This Agreement has been duly authorized,
                  executed and delivered by the Company; the issuance and sale of the Offered Securities pursuant to this Agreement will not result in the violation by the Company of its Certificate of Incorporation or Bylaws, or in a breach of or a default under any of the agreements filed as an exhibit to the Registration Statement to which the Company or any subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject;

                           (iv) Each of the Company's subsidiaries has been duly
                  organized and is an entity validly existing and in good standing under the laws of the state of its organization, with full power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and each subsidiary is duly qualified to do business as a foreign corporation, limited liability company or business trust, as applicable, and in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect on the Company and its subsidiaries taken as a whole;

                           (v) Except as set forth in the Prospectus, all of the
                  outstanding shares of capital stock of, or other ownership interests in, each of the subsidiaries of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are owned of record and beneficially by the Company or by a subsidiary of the Company, and were not issued in violation of any preemptive rights, rights of first refusal or other similar rights (in each case created by statute or under any subsidiary's certificate of incorporation or bylaws or any agreement to which any subsidiary is a party of which we have knowledge); to such counsel's knowledge, all such shares are owned by the Company, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature, except liens set forth in the Prospectus;

                           (vi) Except as described in the Prospectus, to such
                  counsel's knowledge, there are no outstanding options, warrants or other rights calling for the issuance of, or any commitment, plan or arrangement to issue, any shares of capital stock of any subsidiary of the Company or any security convertible into or exchangeable or exercisable for any capital stock of any subsidiary of the Company;

                           (vii) The description in the Registration Statements
                  and Prospectus of the Pennsylvania Business Corporation Code is accurate and fairly presents the information required to be shown; and

                           (viii) The Amended and Restated Asset Purchase
                  Agreement, dated August 20, 1999, by and among various subsidiaries of Sinclair and the Company and the

                  Asset Purchase Agreement dated August 20, 1999, by and among various subsidiaries of Sinclair and the Company, have each been duly authorized, executed and delivered by the Company and each constitutes a validly and legally binding obligation of the Company, each enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         With respect to the information contained in opinions (iv), (v) and
         (vi), such counsel may state that he has relied upon legal opinions rendered to him in connection with the Offering by counsel familiar with the capital structure of the Company's subsidiaries or with the agreements in question, as the case may be. The foregoing opinion may be limited to the laws of the Commonwealth of Pennsylvania and the Pennsylvania Business Corporation Law of 1988, as amended, and, in the case of opinion (viii), may assume that the laws of other jurisdictions are consistent with the laws of the Commonwealth of Pennsylvania, and counsel rendering the foregoing opinion may rely as to questions of fact upon the representations of the Company set forth in this Agreement and upon certificates of officers of the Company and of government officials. In addition, counsel may state that he has made no special inquiry or investigation in respect of opinions that are rendered to the knowledge of such counsel. In addition, such counsel may include in its opinion standard and customary qualifications and limitations.

         (f) The Representatives shall have received an opinion, dated such Closing Date, of Leventhal, Senter & Lerman PLLC, in their capacity as FCC counsel for the Company, to the effect that:

                           (i) The issuance and sale of the Offered Securities
                  by the Company in accordance with this Agreement does not require FCC approval assuming that, in connection therewith,
                  (i) Joseph M. Field continues to hold in his own name and exercise voting control of the voting securities of the Company representing majority voting control of the Company;
                  (ii) each purchaser of the Offered Securities is qualified under the Communications Laws to hold such interest; and (iii) not more than 25% of the capital stock of the Company in the aggregate will be owned by foreign governments, alien individuals or entities, or representatives thereof;

                           (ii) The execution and delivery by the Company of
                  this Agreement and the issuance and sale of the Offered Securities by the Company in accordance with this Agreement does not constitute a violation by the Company of the Communications Act of 1934, as amended, and the regulations promulgated thereunder (the "Communications Laws") assuming that, in connection therewith: (i) Joseph M. Field continues to hold in his own name and exercise voting control of the voting securities of the Company representing majority voting control of the Company; (ii) each purchaser of the Offered Securities is qualified under the Communications

                  Laws to hold such interest; and (iii) not more than 25% of the capital stock of the Company in the aggregate will be owned by foreign governments, alien individuals or entities, or representatives thereof;

                           (iii) The entities listed on Exhibit A attached to
                  such opinion (the "Licensees") hold the respective FCC Licenses listed thereon. Such FCC Licenses are in full force and effect, except as noted on Exhibit A. As used herein, "full force and effect" means that, to the knowledge of such counsel, the orders issuing the FCC Licenses have become effective, no stay of the effectiveness of such orders has been issued by the FCC, and the FCC Licenses have not been invalidated by any subsequent published FCC action;

                           (iv) To the knowledge of such counsel, except for
                  those disclosed in this Agreement, the Registration Statement or on Exhibit B attached to such opinion, and except for proceedings affecting the radio broadcasting industry generally, there are no proceedings pending or threatened in writing under the Communications Laws against the Company, the Licensees or Company owned or operated stations by or before the FCC or before any court having jurisdiction of matters under the Communications Laws which seek the revocation, non-renewal, or material adverse modification of any of the FCC Licenses;

                           (v) The FCC Statements (which include the statements
                  of the Company in the Registration Statements under the captions "Risk Factors -- We must respond to rapid changes in technology, services and standards which characterize our industry in order to remain competitive," "Risk Factors - We are dependent on federally issued licenses to operate our radio stations and are subject to extensive federal regulation," "Business -- Federal Regulation of Radio Broadcasting," "Business -- Competition; Changes in Broadcasting Industry" and "Description of Capital Stock Foreign Ownership"), insofar as they constitute summaries of the Communications Laws and material proceedings thereunder, are accurate and fairly present the information set forth therein in all material respects; and

                           (vi) Such counsel has no reason to believe that the
                  Registration Statement or Prospectus or any amendment or supplement thereto, as of its issue date or as of the date hereof, solely with respect to statements relating to federal broadcast communications law or legal conclusions with respect to federal broadcast communications law, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make such statements or conclusions, in light of the circumstances under which they were made, not misleading.

                  (g) The Representatives shall have received the opinion contemplated in the Power of Attorney executed and delivered by each Selling Shareholder and an opinion, dated such Closing Date, of Latham & Watkins, special counsel for the Selling Shareholders, or such other special counsel reasonably acceptable to the Underwriters, which, in the case of the

         Optional Selling Shareholder, may be in-house counsel, to the effect that:

                           (i) A Power of Attorney and Custody Agreement have
                  each been duly executed and delivered by each Selling Shareholder and constitute the valid and binding agreements of each such Selling Shareholder, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

                           (ii) Each Selling Shareholder has the legal right and
                  power, and all authorizations and approvals required by federal or New York law or, to the best of such counsel's knowledge, any instruments binding upon any Selling Shareholder, to enter into this Agreement and the Custody Agreement and to sell, transfer and deliver the Offered Securities;

                           (iii) Upon physical delivery of the Offered
                  Securities being sold by the Selling Shareholders to the Underwriters in the State of New York, with an undated stock power duly endorsed in blank by an effective endorsement and payment therefor in accordance with the terms of this Agreement, the Underwriters will become the "protected purchaser" (as defined in Section 8-303(a) of the Uniform Commercial Code as in effect in the State of New York on the date hereof) of Offered Securities, free of "adverse claim" (as defined in Section 8-102(a)(1) of the Uniform Commercial Code as in effect in the State of New York on the date hereof), assuming that the Underwriters do not have notice of any adverse claim to such Offered Securities; and

                           (iv) This Agreement has been duly executed and
                  delivered by each Selling Shareholder.


         The foregoing opinion may be limited to the federal securities laws of the United States of America and the laws of the State of New York, in the case of Latham & Watkins, or the laws of the Commonwealth of Pennsylvania, in the case of Stradley, Ronon, Stevens & Young, and counsel rendering the foregoing opinion may rely as to questions of fact upon the representations of the Selling Shareholders set forth in this Agreement and upon certificates of officers or partners of the Selling Shareholders and of government officials. In addition, counsel may state that it has made no special inquiry or investigation in respect of opinions that are rendered to the knowledge of such counsel.


                  (h) The Representatives shall have received from Weil, Gotshal & Manges LLP, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to the Registration Statements, the Prospectus and other related matters as the Representatives may reasonably require, and the Selling Shareholders and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                  (i) The Representatives shall have received a certificate, dated such Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that: the representations and warranties of the Company in this Agreement are true and correct as though made on such Closing Date; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) under the Act, prior to the time the Prospectus was printed and distributed to any Underwriter; and, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the Prospectus or as described in such certificate.

                  (j) The Representatives shall have received letters, dated such Closing Date, of Deloitte & Touche LLP and Arthur Andersen LLP which meet the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three business days prior to such Closing Date for the purposes of this subsection.

The Selling Shareholders and the Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. CSFBC may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

                  7. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Underwriter, its partners, directors and officers and each person, if any, who controls such underwriter within the meaning of Section 15 of the Act against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below, and provided, further, that with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from any preliminary prospectus, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased the Offered Securities concerned, to the extent that a prospectus relating to such Offered Securities was required to be delivered by such Underwriter under the Act in connection with such purchase and any such loss, claim, damage or liability of such Underwriter results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Offered Securities to such person, a copy of the Prospectus if the Company has previously furnished such quantity of copies thereof to such Underwriter.

         (b) Each Selling Shareholder, severally and not jointly, will indemnify and hold harmless each Underwriter, its partners, directors and officers and each person who controls such underwriter within the meaning of Section 15 of the Act against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Selling Shareholder specifically for use therein, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that no Selling Shareholder will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omissions or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by an Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection
(c) below and provided, further, that with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from any preliminary prospectus, the indemnity agreement contained in this subsection (b) shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased the Offered Securities concerned, to the extent that a prospectus relating to such Offered Securities was required to be delivered by such Underwriter under the Act in connection with such purchase and any such loss, claim, damage or liability of such Underwriter results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Offered Securities to such person, a copy of the Prospectus if the Company has previously furnished such quantity of copies thereof to such Underwriter and provided, further, that the liability under this subsection of each Selling Shareholder shall be limited to an amount equal to the aggregate gross proceeds to such Selling Shareholder from the sale of Securities sold by such Selling Shareholder hereunder.

         (c) Each Underwriter will severally and not jointly indemnify and hold harmless the Company and each Selling Shareholder against any losses, claims, damages or liabilities to which the Company or such Selling Shareholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company and each Selling Shareholder in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the over-allotment and stabilization information contained in the last paragraph under the caption "Underwriting" and the concession and reallowance figures appearing in the fourth paragraph under the caption "Underwriting."

         (d) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a), (b) or (c) above. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

         (e) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations; provided, however, that the liability under this subsection of each Selling Shareholder shall be limited to an amount equal to the aggregate gross proceeds to such Selling Shareholder from the sale of Securities sold by such Selling Shareholder hereunder. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Shareholders or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection
(e) to contribute are several in proportion to their respective underwriting obligations and not joint.

         (f) The obligations of the Company and the Selling Shareholders under this Section shall be in addition to any liability which the Company and the Selling Shareholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any

Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed a Registration Statement and to each person, if any, who controls the Company or the Selling Shareholders within the meaning of the Act.

         8. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, CSFBC may make arrangements satisfactory to the Company and the Selling Shareholders for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to CSFBC, the Company and the Selling Shareholders for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders, except as provided in Section 9 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

         9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Selling Shareholders, of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, any Selling Shareholder, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5(j) (other than the last sentence of Section 5(j), which shall remain the responsibility of the Selling Shareholders) and the respective obligations of the Company, the Selling Shareholder, and the Underwriters pursuant to Section 7 shall remain in effect, and if any Offered Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii), (iv) or (v) of Section 6(c), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

         10. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives, c/o Credit Suisse First Boston Corporation, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: Investment Banking Department - Transactions Advisory Group, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 401 City Avenue, Suite 409, Bala Cynwyd, Pennsylvania 19004, Attention: John C. Donlevie, Esq., or, if sent to the Firm Selling Shareholders or any of them, will be mailed, delivered or telegraphed and confirmed to the Custodian, or if sent to the Optional Selling Shareholder, Michael Hannon at Chase Capital Partners, 380 Madison Avenue, 12th Floor, New York, New York 10017, provided, however, that any notice to an Underwriter pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

         11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective personal representatives and successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

         12. Representation. The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives jointly or by CSFBC will be binding upon all the Underwriters. John C. Donlevie, Esq. will act for the Firm Selling Shareholders in connection with such transactions, and any action under or in respect of this Agreement taken by John C. Donlevie, Esq. will be binding upon all Firm Selling Shareholders.

         13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

         14. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

         The Company and the Selling Shareholders hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

         If the foregoing is in accordance with the Representatives' understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Selling Shareholders, the Company and the several Underwriters in accordance with its terms.

                                            Very truly yours,

                                            ENTERCOM COMMUNICATIONS CORP.



                                            By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________


                                            Each of the Firm Selling
                                            Shareholders named in Schedule
                                            A hereto



                                            By:_________________________________
                                            Name:  John C. Donlevie
                                            Title:  Attorney-in-Fact for the
                                                    Firm Selling Shareholders


                                            CHASE EQUITY ASSOCIATES, L.P.
                                                 By: Chase Capital Partners,
                                                     its General Partner



                                            By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________

The foregoing Underwriting Agreement is
  hereby confirmed and accepted as of the
  date and effective time first above written.

     CREDIT SUISSE FIRST BOSTON CORPORATION
     DEUTSCHE BANK SECURITIES INC.
     GOLDMAN, SACHS & CO.
     MORGAN STANLEY & CO. INCORPORATED

         Acting on behalf of themselves and as
           the Representatives of the several
           Underwriters.

     By: CREDIT SUISSE FIRST BOSTON CORPORATION



     By:_________________________________
     Name:_______________________________
     Title:______________________________

                                   SCHEDULE A



                                                                 Number of                 Number of
                                                              Firm Securities         Optional Securities
                Firm Selling Shareholder                         to be Sold                to be Sold
                ------------------------                      ---------------         -------------------
1.   Marie H. Field                                                500,000                     ---

2.   Nancy E. Field                                                100,000                     ---

3.   Joseph and Marie Field Foundation                             250,000                     ---

4.   S. Gordon Elkins and David J. Field,
     Trustees U/D/T of Joseph M. Field dated
     9/30/92 F/B/O David J. Field                                  100,000                   25,000

5.   S. Gordon Elkins and Nancy E. Field,
     Trustees U/D/T of Joseph M. Field dated
     9/30/92 F/B/O Nancy E. Field                                  100,000                   50,000

6.   Marie H. Field and Nancy E. Field, Trustees
     U/D/T dated 12/23/76 F/B/O David J. Field                     300,000                   75,000

7.   Marie H. Field and David J. Field, Trustees
     U/D/T dated 12/23/76 F/B/O Nancy E. Field                     100,000                   50,000

8.   Joseph M. Field, Trustee U/D/T of Daniel
     M. Kraus dated July 21, 1998 F/B/O Sidonie
     Kazenel                                                        50,000                   25,000
                                                                 ---------                  -------
Total.............................................               1,500,000                  225,000
                                                                 =========                  =======

                                   SCHEDULE B


                                                                                                   NUMBER OF
                                                                                                FIRM SECURITIES
                                                                                                    TO BE
                                        UNDERWRITER                                                PURCHASED
                                        -----------                                             ---------------
Credit Suisse First Boston Corporation..........................................
Deutsche Bank Securities Inc....................................................
Goldman, Sachs & Co.............................................................
Morgan, Stanley & Co. Incorporated..............................................
                                                                                                   ---------
         Total..................................................................                   9,500,000
                                                                                                   =========

                                   SCHEDULE C




1.       Joseph M. Field

2.       Marie H. Field

3.       David J. Field

4.       Nancy E. Field



5.      S. Gordon Elkins, Trustee U/D/T dated October 9, 1992 F/B/O Marie H.
         Field


6. S. Gordon Elkins and David J. Field, Trustees U/D/T of Joseph M. Field dated 9/30/92 F/B/O David J. Field

7. Marie H. Field & Nancy E. Field, Trustees U/D/T dated 12/23/76 F/B/O David J. Field

8. David J. Field and S. Gordon Elkins, Trustees U/D/T of Joseph M. Field dated April 24, 1998, F/B/O the Issue of David J. Field

9. S. Gordon Elkins and Nancy E. Field, Trustees U/D/T of Joseph M. Field dated 9/30/92 F/B/O Nancy E. Field

10. Marie H. Field & David J. Field, Trustees U/D/T dated 12/23/76 F/B/O Nancy E. Field

11. David J. Field and S. Gordon Elkins, Trustees U/D/T of Joseph M. Field dated April 24, 1998, F/B/O the Issue of Nancy E. Field

12.      John C. Donlevie

13.      Stephen F. Fisher

14.      S. Gordon Elkins

15.      Lee Hague

16.      Michael R. Hannon

17.      David J. Berkman

18.      Emma C. Ginley

19.      Thomas H. Ginley, Jr. & Emma C. Ginley JTWROS

20. Emma C. Ginley and Vanessa Noel Ginley, Trustees U/D/T Thomas H. Ginley, Jr. dated November 25, 1998 and titled The Ginley Generation-Skipping Trust #1

21. Emma C. Ginley and Vanessa Noel Ginley, Trustees U/D/T Thomas H. Ginley, Jr. dated November 25, 1998 and titled The Ginley Generation-Skipping Trust #2

22.      Herbert Kean

23. Jon Samuel Kean and Marjorie Kean Fradin U/D/T of Herbert Kean dated July 14, 1998 F/B/O the Issue of Herbert Kean

24.      Marjorie K. Fradin

25.      Jon Samuel Kean

26.      Irene K. Barbieri

27.      Daniel M. Kraus

28. Joseph M. Field, Trustee U/D/T of Daniel M. Kraus dated July 21, 1998 F/B/O Sidonie Kazenel


29.      Agnes G. Ayella


30.      Chase Equity Associates, L.P.